Exhibit 99.1

For Immediate Release

SPAR Group, Inc. Reports Second Quarter Fiscal 2026 Results

Return to Profitability

CHARLOTTE, NC, August 13, 2026 – SPAR Group, Inc. (OTCQB: SGRP) (“SGRP”, and together with its subsidiaries, “SPAR,” “SPAR Group” or the “Company”), an innovative services company offering comprehensive merchandising and marketing solutions for retailers and brands throughout the United States and Canada, today reported financial results for the periods ended June 30, 2026.

William Linnane, President and Chief Executive Officer of SPAR Group, commented, “Despite lower revenue year-over-year, I am pleased with our progress made in the quarter. Our second quarter results mark an important milestone as we returned to profitability for the first time since the first quarter of 2025. We delivered positive net income, stabilized gross margins, and increased Adjusted EBITDA materially year-over-year. However, there is more work to be done for SPAR to produce sustainable and material earnings driven cash flows. That said, these results validate that our strategic shift toward recurring merchandising services, combined with disciplined operational execution, is translating into higher-quality earnings, improved profitability, and stronger cash-generating potential. We are committed to building on this momentum through continued operational excellence and creating sustainable long-term value for our shareholders.

“In addition, we are making meaningful progress on key strategic growth initiatives. Together with ReposiTrak, we are developing a compelling scan-based trading (SBT) proposition designed to create incremental value for retailers and brands. We are encouraged by the market response to this data-driven merchandising business model. We have also begun the process of re-platforming our technology infrastructure, leveraging ReposiTrak’s deep retail technology expertise to enhance capabilities, scalability, and innovation roadmap. At the same time, we are fostering a culture that places our associates at the center of what we do and how we serve clients. We believe these initiatives will further strengthen our competitive position and support long-term growth opportunities.

“As we move through the second half of the year, we remain focused on expanding our recurring merchandising service offerings, capitalizing on strong momentum in Canada, and further enhancing profitability and shareholder value," concluded Linnane.

Steven Hennen, Chief Financial Officer of SPAR Group, commented, “Our second quarter results reflect the benefits of our continued focus on operational efficiency and disciplined cost management. Despite lower revenue resulting from our focus on markets and accounts where we have the scale and expertise to execute well and still earn a reasonable return , we delivered improved profitability, maintained gross margin performance, reduced costs, and increased Adjusted EBITDA. We also returned to positive net income in the quarter, demonstrating our ability to improve earnings even in a challenging revenue environment.

“As we look ahead, we have strengthened our balance sheet through the first half of 2026, stabilized the business, and developed a clear vision of our transformation of SPAR. We are positioned to successfully execute, go to market, scale our technology and partnerships, and improve our financial performance moving forward, with a clear path to growth, stronger results and sustainable cash generation,” concluded Hennen.

Second Quarter 2026 Highlights

●	Net revenues were $36.9 million, down 4.5% year-over-year, including U.S. revenues down 7.8% due to lower Remodel work, and Canada revenues up 30.5%.
●	Consolidated Gross Margin was 22.8% of sales, down from 23.5% of sales in the prior year, driven by the mix of services in the U.S.
●

Net income was $409 thousand, or $0.02 per diluted share, compared to a net loss of ($1) thousand, or $0.00 per diluted share, in the second quarter of fiscal 2025. Non-GAAP adjusted diluted income per common share was $0.04 compared to adjusted diluted income per share of $0.01 in the prior year period.

●	Adjusted EBITDA was $2.1 million, compared to the prior year of $1.3 million.

First Half 2026 Highlights

●	Net revenues were $67.4 million, down 7.2% year-over-year, comprising U.S. revenues down 9.6% due to lower Remodel work, and Canada revenues up 17.1%.
●	Gross Margin was 22.6% of sales, from 22.5% of sales in the prior year.
●

Net loss was ($144) thousand, or ($0.01) per diluted share, compared to a net income of $461 thousand, or $0.02 per diluted share, in the second quarter of fiscal 2025. Non-GAAP adjusted diluted income per share was $0.02 compared to adjusted diluted income per share of $0.03 in the prior year period.

●	Adjusted EBITDA was $2.9 million, compared to the prior year of $2.8 million.

Financial Position as of June 30, 2026

The Company’s financial position as of June 30, 2026, remained solid with positive working capital of $25.8 million, excluding the balance owed on the line of credit and the current portion of the long-term debt. This includes $2.9 million in cash and cash equivalents. For the six months ended June 30, 2026, net cash used by operating activities was $8.7 million, driven by working capital intensity from the acceleration of growth initiatives.

2026 Financial Guidance

We are revising our full-year 2026 financial outlook to reflect our continued focus on higher-margin merchandising services and our current expectations for lower remodel activity this year. While this impacts revenue expectations, it supports our objective of improving earnings quality, profitability, and long-term shareholder value:

●	Net revenues in the range of $130 million to $138 million, compared to 2025 Net revenues of $136 million for the U.S. and Canada
●	Gross margins of 21.5% to 23.5%, versus 2025 Gross margin of 15.9% for the U.S. and Canada
●	Selling, general, and administrative costs, excluding unusual items, of $21 million to $24 million, versus 2025 of $32.2 million

Conference Call Details

A conference call to discuss the Company's first quarter of fiscal 2026 is scheduled for August 13, 2026, at 9:00 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial 1-833-630-1542 (international callers, please dial 1-412-317-1821) approximately 10 minutes prior to the start of the call, and ask to be joined into the SPAR Group call. A live webcast of the conference call will be available in the investor relations section of SPAR Group website, Events and Presentations | SPAR.

A recorded replay of the call will be available shortly after the call concludes and will remain available until August 20, 2026. To access the telephone replay, dial 1-855-669-9658 (international callers, please dial 1-412-317-0088). The access code for the replay is 7263367. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.sparinc.com/events-and-presentations, for one year.

About SPAR Group, Inc.

SPAR Group is an innovative services company offering comprehensive merchandising, marketing and distribution solutions to retailers and brands throughout the United States and Canada. We provide resources and analytics that improve brand experiences and transform retail spaces. We offer a unique combination of scale and flexibility with a passion for client results that separates us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release (this "Press Release") contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (the "Corporation"' or "SGRP") and its subsidiaries (together with SGRP, "SPAR", "SPAR Group" or the "Company"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

Readers can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as "may," "will," "expect," "intend," "believe," "estimate," "anticipate," "continue," "plan," "project," or the negative or variations of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Corporation may include (without limitation) statements regarding risks, uncertainties, cautions, circumstances and other factors ("Risks"). Those Risks include (without limitation): potential or continued revenue growth, gross margin expansion, and continued favorable shift in service mix from remodeling toward merchandising services; continued and new long-standing relationships with retailers, distributors and manufacturers of consumer goods; successful results from merchandising partnerships and relationships with other companies, borrowing, repaying or guarantying the Company's recent unsecured loans or paying interest thereon; issuing the shares of the Corporation's 'Common Stock; the departure in 2025 of various of the Corporation's executives previously reported and the agreements made with them; potential non-compliance with applicable OTCQB rules regarding minimum bid prices, the filing of periodic financial reports, director independence, holding annual meetings, or other rules; the impact of selling certain of the Corporation's subsidiaries; or any impact resulting from the Risks on revenues, earnings or cash; the Company's cash flows or financial condition; and plans, intentions, expectations. The Corporation's forward-looking statements also include (without limitation) statements made in "Business", "Risk Factors", "Cybersecurity", "Legal Proceedings", "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Controls and Procedures", and "Certain Relationships and Related Transactions, and Director Independence" in the Corporation's Annual Report for 2025 referenced below.

The information contained in this Press Release is made only as of the date hereof, even if subsequently made available by the Corporation on its website or otherwise. For additional information and risk factors that could affect the Company, see the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2025, as filed on March 31, 2026, by SGRP with the Securities and Exchange Commission (the "SEC"), and SGRP's Proxy Statement for its 2026 Annual Stockholders Meeting, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports and statements as and when filed with the SEC (including the Annual Report, Proxy Statement, Quarterly Reports, and Current Reports, each a "SEC Report").

You should carefully review and consider the Corporation's forward-looking statements (including all Risks and other cautions and uncertainties) and other information made, contained, noted or referenced in or incorporated by reference into this Press Release or any SEC Report, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, indebtedness, legal costs, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation, vendors, or other achievement, results, risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "Expectations"), and our forward-looking statements (including all Risks) and other information reflect the Corporation's current views about future events and circumstances. Although the Corporation believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Corporation, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Corporation's control). In addition, new Risks arise from time to time, and it is impossible for the Corporation to predict these matters or how they may arise or affect the Company. Accordingly, the Corporation cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Corporation's common stock.

These forward-looking statements reflect the Corporation's Expectations, views, Risks and assumptions only as of the date hereof, and the Corporation does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Investor Relations Contact:

Sandy Martin or Phillip Kupper

Three Part Advisors

214-616-2207

smartin@threepa.com; pkupper@threepa.com

Financial Tables Follow

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net revenues	$36,906	$38,629	$67,424	$72,671
Cost of revenue	28,497	29,567	52,203	56,333
Gross profit	8,409	9,062	15,221	16,338
Selling, general and administrative expense	6,767	7,934	12,966	13,807
Restructuring costs and severance	-	-	245	-
Depreciation and amortization	433	413	843	780
Operating income	1,209	715	1,167	1,751
Interest expense	642	589	1,141	1,058
Other expenses, net	46	7	30	(2)
Income (loss) before income tax expense	521	119	(4)	695
Income tax expense	112	120	140	234
Net income (loss)	$409	$(1)	$(144)	$461
Basic earnings (loss) per common share	$0.02	$-	$(0.01)	$0.02
Diluted earnings (loss) per common share	$0.02	$-	$(0.01)	$0.02
Weighted average common shares – basic	26,240	23,470	25,191	23,460
Weighted average common shares – diluted	26,242	23,499	25,191	23,532

SPAR Group, Inc. and Subsidiaries
Geographic Data
(unaudited)
(In thousands)

(In thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Net Revenues:		% of		% of		% of		% of
United States	$32,506	88.1%	$35,258	91.3%	$59,768	88.6%	$66,135	91.0%
Canada	4,400	11.9%	3,371	8.7%	7,656	11.4%	6,536	9.0%
Total net revenue	$36,906	100.0%	$38,629	100.0%	$67,424	100.0%	$72,671	100.0%

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$2,947	$3,262
Accounts receivable, net	35,198	27,006
Prepaid expenses and other current assets	2,493	1,168
Total current assets	40,638	31,436
Property and equipment, net	4,070	3,601
Operating lease right-of-use assets, net	4,212	4,861
Goodwill	856	856
Intangible assets, net	642	709
Deferred income taxes	-	18
Other assets	2,546	2,578
Total assets	$52,964	$44,059
Liabilities and equity
Current liabilities:
Accounts payable	$5,040	$9,342
Accrued expenses and other current liabilities	6,046	5,576
Customer incentives and deposits	3,068	1,221
Lines of credit	26,723	20,442
Current portion of long-term debt	500	500
Current portion of operating lease liabilities	646	643
Total current liabilities	42,023	37,724
Operating lease liabilities, less current portion	3,820	4,395
Deferred income taxes	24	34
Embedded derivative liability	287	-
Long-term debt, net of current portion	3,576	1,284
Total liabilities	49,730	43,437
Commitments and contingencies
Stockholders' equity:
Total stockholders’ equity	3,234	622
Total liabilities and stockholders’ equity	$52,964	$44,059

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(144)	$461
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	843	811
Amortization of operating lease assets	348	174
Amortization of discount on notes payable	109	-
Bad debt expense, net of recoveries	95	-
Deferred income tax expense	140	204
Share-based compensation	-	54
Changes in operating assets and liabilities:
Accounts receivable	(8,515)	(19,012)
Prepaid expenses and other assets	495	754
Accounts payable	(4,298)	1,859
Operating lease liabilities	(189)	(272)
Accrued expenses, other current liabilities and customer incentives and deposits	2,414	3,067
Net cash used in operating activities	(8,702)	(11,900)

Cash flows from investing activities
Purchases of property and equipment and capitalized software	(1,035)	(959)
Net cash used in investing activities	(1,035)	(959)

Cash flows from financing activities
Borrowings under lines of credit	69,124	69,136
Repayments under lines of credit	(62,737)	(60,589)
Proceeds from the sale of treasury shares	50	-
Proceeds from long-term debt	3,000	-
Net cash provided by financing activities	9,437	8,547

Effect of foreign exchange rate changes on cash and cash equivalents	(15)	20
Net decrease in cash and cash equivalents	(315)	(4,292)
Cash and cash equivalents at beginning of year	3,262	18,221
Cash and cash equivalents at end of year	$2,947	$13,929

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represent net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) depreciation and amortization of long-lived assets, (ii) interest expense (iii) income tax expense, (iv) Board of Directors incremental compensation expense, (v) restructuring, (vi) impairment, (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations, (viii) and special items as determined by management. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measures derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net Income (Loss) attributable to SPAR Group, Inc. to

Adjusted Net Income attributable to SPAR Group, Inc. Reconciliation

Diluted income (loss) per share attributable to SPAR Group, Inc. to

Adjusted Diluted income  per share attributable to SPAR Group, Inc. Reconciliation

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss)	$409	$(1)	$(144)	$461
Adjustments to Consolidated EBITDA (net of taxes)	429	152	714	218
Adjusted Net income	$838	$151	$570	$679

Diluted income (loss) per common share	$0.02	$-	$(0.01)	$0.02
Adjustments to Consolidated EBITDA per share (net of taxes)	0.02	0.01	0.03	0.01
Adjusted Diluted income per common share	$0.04	$0.01	$0.02	$0.03

SPAR Group, Inc.

Net Income (Loss) to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss)	$409	$(1)	$(144)	$461
Depreciation and amortization	433	413	843	780
Interest expense	642	589	1,141	1,058
Income tax expense	112	120	140	234
Subtotal of adjustments to Consolidated Net Income	1,187	1,122	2,124	2,072
Consolidated EBITDA	1,596	1,121	1,980	2,533
Legal costs/settlements - non-recurring	202	14	319	14
Share-based compensation	-	27	-	54
Restructuring costs and severance	-	-	245	-
Other one-time expenses	341	151	340	208
Consolidated Adjusted EBITDA	$2,139	$1,313	$2,884	$2,809

Source: SPAR Group, Inc.